Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON SCHEDULE

Board of Directors and Stockholders INX Inc.

We have audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) the consolidated financial statements of INX Inc. and subsidiaries referred to in our report dated March 4, 2009 (except for Note 16, as to which the date is September 2, 2009), which is included in the Company’s 2008 Form 10-K/A. Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule II for the years ended December 31, 2006, 2007 and 2008 is presented for purposes of additional analysis and is not a required part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements, and in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ GRANT THORNTON LLP

Houston, Texas
March 4, 2009

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